UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

June 2, 2005

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Thursday, June 2, 2005, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to report that the Corporation entered into an agreement with Bank of America, N.A. and Wachovia Bank, N.A. effective May 20th, 2005, that established a new three year unsecured credit facility for a maximum loan commitment of $25 million, including a revolving credit facility and a letter of credit facility. The letter of credit facility may not exceed $13 million.

The Corporation is also filing herewith the Third Amended and Restated Credit Agreement dated as of May 20, 2005 as Exhibit 99.1.  The Third Amended and Restated Credit Agreement restates and modifies in its entirety that certain Second Amended and Restated Credit Agreement dated as of February 22, 2000.  In addition, the Corporation is filing herewith the Second Amended and Restated Guaranty as Exhibit 99.2, the Promissory Note with Bank of America, N.A. filed herewith as Exhibit 99.3 and the Promissory Note with Wachovia Bank, N.A. filed herewith as Exhibit 99.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

June 2, 2005

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

99.1

Third Amended and Restated Credit Agreement dated as of May 20, 2005

99.2

Second Amended and Restated Guaranty

99.3

Promissory Note with Bank of America, N.A.

99.4

Promissory Note with Wachovia Bank, N.A.

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